Exhibit 99.1

REGEN BIOLOGICS TO PRESENT AT THE PACIFIC GROWTH EQUITIES LIFE
SCIENCES CONFERENCE IN SAN FRANCISCO ON JUNE 6, 2005

Company to Discuss Recently Published 5 Year Feasibility Study of Collagen Meniscus
Implant and Provide Update on European Roll Out

FRANKLIN LAKES, NJ, May 25, 2005—ReGen Biologics, Inc. (OTC:RGBI) an orthopedic products company that develops, manufactures and markets innovative tissue growth and repair products for U.S. and global markets, announced today that Gerald E. Bisbee, Jr., Ph.D., Chairman and Chief Executive Officer of ReGen Biologics, will present an overview of the company’s business at the Pacific Growth Equities Life Sciences Conference. The conference will be held at the InterContinental Mark Hopkins Hotel in San Francisco. ReGen will be presenting on June 6th 2005 at 8:30 a.m. Pacific Time. A copy of the presentation is available in the investor relations section of the Company’s website, at www.regenbio.com.

“We are realizing success in the targeted objectives for 2005,” commented Dr. Bisbee. “The clinical benefit of the CMI was documented in the recently published 5 Year Feasibility Study results in the peer reviewed journal, Arthroscopy. Bisbee continued, “We are pleased to report that with the recently regained ex-U.S. distribution rights for the CMI from Zimmer, we are building an independent distribution network in Europe through our Swiss subsidiary, ReGen Biologics AG. Regarding the FDA submission process in the U.S., the final patient in the CMI clinical trial recently completed the two-year evaluation, and we are focused on completing the PMA submission. We look forward to presenting an update on our progress at the upcoming Pacific Growth Equities Conference in June.”

About Pacific Growth Equities, LLC

Pacific Growth Equities is a research-driven investment bank specializing in emerging growth companies. With offices in San Francisco and Boston, the firm’s principal areas of focus are within the life sciences and technology sectors as well as identifying special growth situations. Employee owned, Pacific Growth Equities offers a full range of investment banking and brokerage services including public equity offerings, private equity offerings, proprietary sell-side research, and M&A and strategic advisory services. For more information, please visit the website at http://www.pacificgrowth.com. Member NASD, SIPC.

About ReGen Biologics, Inc.:

ReGen Biologics is an orthopedic products company that develops, manufactures and markets innovative tissue growth and repair products for U.S. and global markets. ReGen’s first product using its patented core technology is the CMI, which uses the body’s own healing process to grow new tissue in the meniscus, and restore activity levels for patients with meniscus loss. The Company’s Multicenter Pivotal Clinical Trial is the largest clinical trial ever conducted involving the human meniscus. The manufacturing module was submitted to the FDA in Q3 2004. The Company expects to conclude the PMA submission with the filing of the CMI clinical module in the second half of 2005.

ReGen is headquartered in Franklin Lakes, NJ and manufactures the CMI in its ISO Certified facility located in Redwood City, CA.

For more information on ReGen, visit www.regenbio.com, call (201) 651-5140, or email info@regenbio.com.

Contact: Brion Umidi ReGen Biologics, Inc. Senior Vice President Chief Financial Officer (201) 651-3515 bumidi@regenbio.com	Al Palombo Cameron Associates Investor Relations (212) 245-8800 Ext. 209 al@cameronassoc.com

This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the managements of ReGen and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including those discussed in the Risk Factors section of ReGen’s Q1 2005 quarterly report on Form 10-Q. ReGen’s filings with the SEC are available to the public at the Company’s website at http://www.regenbio.com, from commercial document-retrieval services, and at the Web site maintained by the SEC at http://www.sec.gov.